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                                                                   Exhibit 99(b)


















                       UNIVEST CORPORATION OF PENNSYLVANIA


                          1993 LONG-TERM INCENTIVE PLAN




























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SECTION               CONTENTS                                        PAGE


   1.                 Purpose; Definitions                               1

   2.                 Administration                                     3

   3.                 Stock Subject to the Plan                          5

   4.                 Eligibility                                        6

   5.                 Stock Options                                      6

   6.                 Stock Appreciation Rights                         12

   7.                 Restricted Stock                                  14

   8.                 Long-Term Performance Awards                      17

   9.                 Change in Control Provisions                      19

  10.                 Amendments and Termination                        22

  11.                 Unfunded Status of Plan                           23

  12.                 General Provisions                                23

  13.                 Effective Date of Plan                            25

  14.                 Term of Plan                                      25








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                       Univest Corporation of Pennsylvania
                      Univest 1993 Long-Term Incentive Plan
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SECTION 1. Purpose; Definitions

         The name of this plan is the Univest 1993 Long-Term Incentive Plan (the "Plan"). The purpose of the Plan is to enable employees of Univest Corporation of Pennsylvania (the "Corporation") to (i) own shares of stock in the Corporation, (ii) participate in the shareholder value which has been created,
(iii) have a mutuality of interest with other shareholders and (iv) enable the Corporation to attract, retain and motivate key employees of particular merit.

         For the purposes of the Plan, the following terms shall be defined as set forth below:

         a.       "Board" means the Board of Directors of the Corporation.

         b. "Cause" means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Corporation.

         c. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         d.       "Committee" means the Committee referred to in Section
                  2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

         e. "Corporation" means Univest Corporation of Pennsylvania, a corporation organized under the laws of the State of Pennsylvania or any successor organization.

         f. "Disability" means permanent and total disability as determined under the Corporation's long-term disability program.

         g. "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2)(i) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor definition adopted by the Securities and Exchange Commission.

         h. "Early Retirement" means retirement, with consent of the Committee at the time of retirement, from active employment with the Corporation pursuant to the early retirement provisions of the pension plan of the Corporation.

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                       Univest Corporation of Pennsylvania
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         i.       "Fair Market Value" means, as of any given date, the mean of the highest and lowest quoted selling prices of the Stock on the New York Stock Exchange (consolidated trading) or, if no such sale occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith based on the best available facts and circumstances at the time.

         j. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422A of the Code.

         k. "Insider" means a Participant who is subject to the requirements of the Rules (as defined below).

         l. "Long-Term Performance Award" or "Long Term Award" means an award made pursuant to Section 8 below that is payable in cash and/or Stock (including Restricted Stock) in accordance with the terms of the grant, based on Corporation, business unit and/or individual performance over a period of at least two years.

         m. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         n. "Normal Retirement" means retirement from active employment with the Corporation and any Subsidiary or Affiliate pursuant to the normal retirement provisions of the pension plan of the Corporation.

         o. "Participant" means an employee to whom an Award is granted pursuant to the Plan.

         p. "Plan" means the Univest 1993 Long-Term Incentive Plan, as hereinafter amended from time to time.

         q. "Restrictive Stock" means an award of shares of Stock that is subject to restrictions pursuant to Section 7 below.

         r.       "Retirement" means Normal or Early Retirement.

         s. "Rules" means Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder.

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         t.       "Securities Broker" means the registered securities
                  broker acceptable to the Corporation who agrees to effect the cashless exercise of an Option pursuant to Section 5(m) hereof.

         u. "Stock" means the Common Stock $5.00 par value per share, of the Corporation.

         v. "Stock Appreciation Right" means the right, pursuant to an award granted under Section 6 below, to surrender to the Corporation all (or a portion) of a Stock Option in exchange for an amount equal to the difference between
                  (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

         w. "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

         In addition, the terms "Change-in-Control," "Potential Change-in-Control" and "Change-in-Control Price" shall have meanings set forth, respectively, in Sections 9(b), (c) and (d) below.


SECTION 2. Administration

         The Plan shall be administered by a Committee of not less than two Disinterested Persons, who shall be appointed by the Board of Directors of the Corporation and who shall serve at the pleasure of the Board.

         The Committee shall have the authority to grant to eligible employees, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock and/or (iv) Long-Term Performance Awards.

         In particular, the Committee shall have the authority:

         (i) to select the officers and other employees of the Corporation to whom Stock Options, Stock Appreciation

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                       Univest Corporation of Pennsylvania
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                  Rights, Restricted Stock and Long-Term Performance Awards
                  may from time to time be granted hereunder;

         (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock and Long-Term Performance Awards, or any combination thereof, are to be granted hereunder;

         (iii) to determine the number of shares to be covered by each award granted hereunder;

         (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder: including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or forfeiture waiver regarding any Stock Option or other award and/or the shares of Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion;

         (v) to determine whether and under what circumstances a Stock Option may be settled in cash or stock, including Restricted Stock under Section 5(k);

         (vi) to determine whether and under what circumstances a Stock Option may be exercised without a payment of cash under
                  Section 5(l); and

         (vii) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

         All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Plan Participants.

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SECTION 3.  Stock Subject to the Plan

         a. Stock Subject to Plan. The stock to be subject or related to awards under the Plan shall be shares of the Corporation's Stock and may be either authorized and unissued or held in the treasury of the Corporation. The maximum number of shares of Stock authorized with respect to the grant of awards under the Plan in each calendar year during any part of which the Plan is in effect, subject to adjustment in accordance with paragraph 3(d) below, shall be up to 78,425 shares of Stock, any or all of such 39,212 shares of Stock may be granted for awards of incentive stock options.

                  Notwithstanding the foregoing, no individual shall receive, over the term of the Plan, more than aggregate of 30% of the shares authorized for grant under the Plan.

         b. Computation of Stock Available for the Plan. For the purpose of computing the total number of shares of Stock available for distribution at any time in each calendar year during which the Plan is in effect in connection with the exercise of options awarded under the Plan, there shall be debited against the total number of shares of Stock determined to be available pursuant to paragraphs
                  (a), and (c) of this Section 3, the maximum number of shares of Stock subject to issuance upon exercise of options or other stock based awards made under the Plan. However, in any Plan year, the total number of shares that may be granted under this Plan shall not exceed the total, as determined in paragraphs (a) and (c) of this
                  Section 3, of 78,425 shares.

         c. Unused, Forfeited and Reacquired Shares. Any unused portion of the shares annually available for award shall be carried forward and shall be made available for Plan awards in succeeding calendar years. The shares related to the unexercised or undistributed portion of any terminated, expired or forfeited award for which no material benefit was received by a participant (i.e. dividends) also shall be made available for distribution in connection with future awards under the Plan to the extent permitted to receive exemptive relief pursuant to the Rules. Any shares made available for distribution in

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                       Univest Corporation of Pennsylvania
                      Univest 1993 Long-Term Incentive Plan
--------------------------------------------------------------------------------

                  connection with future awards under this Plan pursuant to this paragraph (c) shall be in addition to the shares available pursuant to paragraph (a) of this Section 3. However, the total of all carry forward shares, regardless of origin, shall not at any time within any Plan year, exceed 78,425 shares.

          (d) Other Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan and in the number and price of shares subject to other Awards made under the Plan, as may be determined to be appropriate by the Committee in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4. Eligibility

         Officers and other employees of the Corporation (but excluding members of the Committee and any person who serves only as a director) of the Corporation and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.

SECTION 5. Stock Options

         Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

         Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

         The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as

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                       Univest Corporation of Pennsylvania
                      Univest 1993 Long-Term Incentive Plan
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an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock
Option.

         Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422A of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422A.

         Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

         a. Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock at the time of grant. However, any Incentive Stock Option granted to any optionee who, at the time the option is granted, owns more than 10% of the voting power of all classes of stock of the Corporation or of a Parent or Subsidiary corporation, shall have an exercise price no less than 110% of Fair Market Value per share on date of the grant.

         b. Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the Option is granted and no Non-Qualified Stock Option shall be exercisable more than ten years and one day after the date the Option is granted. However, any option granted to any optionee who, at the time the option is granted owns more than 10% of the voting power of all classes of Stock of the Corporation or of a Parent or Subsidiary corporation may not have a term of more than five years. No option may be exercised by any person after expiration of the term of the option.


         c. Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant, provided, however, that, except as provided

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                  in Section 5(f) and Section 9, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable during the six months following the date of the granting of the Option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

         d. Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time and from time to time during the option period, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased.

                  Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option or Restricted Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee), provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted.

                  The Committee, in its sole discretion, may at the time of grant or such later time as it determines, permit payment of the option exercise price of a Non-Qualified Stock Option to be made in whole or in part in the form of Restricted Stock. If such payment is permitted, then such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Restricted Stock award in question, and any additional Stock received upon the exercise, shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

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                  If payment of the Option exercise price of a Non-Qualified
                  Option is made in whole or in part in the form of unrestricted stock already owned by the Participant, the Corporation may require that the stock be owned by the Participant for a period of six months or longer so that such payment would not result in a pyramid exercise.

                  No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in
                  Section 12(a).

         (e) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

         (f) Termination by Reason of Death. Subject to Section 5(j), if an optionee's employment by the Corporation and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

         (g) Termination by Reason of Disability. Subject to Section 5(j), if an optionee's employment by the Corporation and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of two years (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option,

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                  whichever period is the shorter; provided, however, that if the optionee dies within such two-year period (or such shorter period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall, at the sole discretion of the Committee, thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422A of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

         h. Termination by Reason of Retirement. Subject to Section 5(j), if an optionee's employment by the Corporation terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant, for a period of two years (or such shorter period as Committee may specify at grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such two-year period, any unexercised Stock Option held by such optionee shall, at the sole discretion of the Committee, thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422A of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

         (i) Other Termination. Unless otherwise determined by the Committee at or after grant, if an optionee's employment by the Corporation terminates for any reason other than death, Disability or Normal or Early Retirement, the

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                  Stock Option shall thereupon terminate, except that such Stock
                  Option may be exercised for the lesser of three months or the balance of such Stock Option's term if the optionee is involuntarily terminated by the Corporation without Cause.

         (j) Incentive Stock Option Limitations. To the extent required for "incentive stock option" status under
                  Section 422A of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Corporation (within the meaning of Section 425 of the Code) after 1986 shall not exceed $100,000.

                  To the extent (if any) permitted under Section 422A of the Code, if (i) a participant's employment with the Corporation is terminated by reason of death, Disability or Retirement and
                  (ii) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5(f), (g) or (h), applied without regard to this Section 5(j), is greater than the portion of such option that is exercisable as an "incentive stock option" during such post-termination period under Section 422A, such post-termination period shall automatically be extended (but not beyond the original option term) to the extent necessary to permit the optionee to exercise such Incentive Stock Option. The Committee is also authorized to provide at grant for a similar extension of the post-termination exercise period in the event of a Change-in-Control.

         k. Cash-out of Option: Settlement of Spread Value in Restricted Stock. On receipt of written notice to exercise, the Committee may, in its sole discretion, elect to cash out all or part of the portion of the option(s) to be exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price (the "Spread Value") on the effective date of such cash-out.

                  In addition, if the option agreement so provides at grant or is amended after grant and prior to exercise to so

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                  provide (with the optionee's consent), the Committee may
                  require that all or part of the shares to be issued with respect as to the Spread Value of an exercised option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Restricted Stock determined without regard to the forfeiture restrictions involved.

         (l) Cashless Exercise. To the extent permitted under the applicable laws and regulations under Section 16 of the Securities Exchange Act of 1934, as amended, and the Rules promulgated thereunder, and with the consent of the Committee, the Corporation agrees to cooperate in a "cashless exercise" of an Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to sell a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith.

SECTION 6. Stock Appreciation Rights

         (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

                  A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

                  A Stock Appreciation Right may be exercised by an optionee, in accordance with Section 6(b), by surrendering the applicable portion of the related Stock

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                  Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

         (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                  (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate, if any, shall be exercisable in accordance with the provisions of
                           Section 5 and this Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period.

                  (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

             (iii) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at

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                       Univest Corporation of Pennsylvania
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                           the time of exercise based on the value of the Stock
                           Appreciation Right at such time.

                  (iv) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

                  (v) In its sole discretion, the Committee may provide, at the time of grant of a Stock Appreciation Right under this Section 6, that such Stock Appreciation Right can be exercised only in the event of a Change-in-Control and/or a Potential Change-in-Control, subject to such terms and conditions as the Committee may specify at grant.

                  (vi) The Committee, in its sole discretion, may also provide that, in the event of a Change-in-Control and/or a Potential Change-in-Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change-in-Control Price, subject to such terms and conditions as the Committee may specify at grant.

SECTION 7. Restricted Stock

         (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Corporation and its Subsidiaries and Affiliates to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards.

                  The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

                  The provisions of Restricted Stock awards need not be the same with respect to each recipient.

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                       Univest Corporation of Pennsylvania
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         (b)      Awards and Certificates. The prospective recipient of a
                  Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such award.

                  (i) The purchase price for shares of Restricted Stock shall be equal to or less than their par value and may be zero.

                  (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under
                           Section 7(b)(i).

                  (iii) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                                    "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Univest 1993 Long-Term Incentive Plan and an Agreement entered into between the registered owner and Univest Corporation of Pennsylvania. Copies of such Plan and Agreement are on file in the offices of Univest Corporation of Pennsylvania (address), Attention: Human Resources Executive Compensation".

                  (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall

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                           have delivered a stock power, endorsed in blank,
                           relating to the Stock covered by such award.

         (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions.

                  (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

                  (ii)     Except as provided in this paragraph (ii) and
                           Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under
                           Section 3.

                  (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Corporation for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

                  (iv) In the event of hardship or other special circumstances of a participant whose employment with the Corporation is involuntarily terminated (other than for Cause), the Committee may, in its sole discretion, waive in whole or in part any or all

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                       Univest Corporation of Pennsylvania
                      Univest 1993 Long-Term Incentive Plan
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                           remaining restrictions with respect to such
                           participant's shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

                  (v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the participant promptly.

SECTION 8. Long Term Performance Awards

         (a) Awards and Administration. Long Term Performance Awards may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the nature, length and starting date of the performance period (the "Performance Period") for each Long Term Performance Award, which shall be at least two years (subject to Section 9 below), and shall determine the performance objectives to be used in valuing Long Term Performance Awards and determining the extent to which such Long Term Performance Awards have been earned. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such Corporation, business unit and/or individual performance factors and criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. Performance Periods may overlap and participants may participate simultaneously with respect to Long Term Performance Awards that are subject to different Performance Periods and/or different performance factors and criteria.

                  At the beginning of each Performance Period, the Committee shall determine for each Long Term Performance Award subject to such Performance period the range of dollar values or number of shares of Stock to be awarded to the participant at the end of the performance Period if and to the extent that the relevant measure(s) of performance for such Long Term Performance Award is (are) met. Such dollar values or number of shares of Stock may be fixed or may vary in accordance with such performance and/or other criteria as may be specified by the Committee, in its sole discretion.

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                       Univest Corporation of Pennsylvania
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         (b)      Adjustments of Awards. In the event of special or unusual
                  events or circumstances affecting the application of one or more performance objectives to a Long Term Performance Award, the Committee may revise the performance objectives and/or underlying factors and criteria applicable to the Long Term Performance Awards affected, to the extent deemed appropriate by the Committee, in its sole discretion, to avoid unintended windfalls or hardship.

         (c) Termination of Employment. Subject to Section 9 below and unless otherwise provided in the applicable award agreement(s), if a participant terminates employment with the Corporation during a Performance Period because of death, Disability or Retirement, such participant shall be entitled to a payment with respect to each outstanding Long Term Performance Award at the end of the applicable Performance
                  Period:

                  (i) based, to the extent relevant under the terms of the award, upon the participant's performance for the portion of such Performance Period ending on the date of termination and the performance of the applicable business unit(s) for the entire Performance Period, and

                  (ii) prorated, where deemed appropriate by the Committee, for the portion of the Performance Period during which the participant was employed by the Corporation, all as determined by the Committee, in its sole discretion.

                  However, the Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate.

                  Subject to Section 9 below, if a participant terminates employment with the Corporation during a Performance Period for any other reason, then such participant shall not be entitled to any payment with respect to the Long Term Performance Awards subject to such Performance Period, unless the Committee shall otherwise determine, in its sole discretion.

         (d) Form of Payment. The earned portion of a Long Term Performance Award may be paid currently or on a deferred

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                       Univest Corporation of Pennsylvania
                      Univest 1993 Long-Term Incentive Plan
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                  basis with such interest or earnings equivalent as may be
                  determined by the Committee, in its sole discretion. Payment shall be made in the form of cash or whole shares of Stock, including Restricted Stock, either in a lump sum payment or in annual installments commencing as soon as practicable after the end of the relevant Performance Period, all as the Committee shall determine at or after grant. If and to the extent a Long Term Performance Award is payable in Stock and the full amount of such value is not paid in Stock, then the shares of Stock representing the portion of the value of the Long Term Performance Award not paid in Stock shall again become available for award under the Plan.

SECTION 9. Change in Control Provisions

         (a)      Impact of Event.  In the event of:

                  (1) a "Change in Control" as defined in Section 9(b), unless otherwise determined by the Committee or the Board at or after grant, but prior to the occurrence of such Change in Control, or

                  (2) a "Potential Change in Control" as defined in Section 9(c), but only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), the following acceleration and valuation provisions shall apply:

                           (i) Any Stock Appreciation Rights outstanding for at least six months and any Stock Options awarded under the Plan not previously exercisable and vested which have been held for at least six months from the date of grant, shall become fully vested and exercisable.

                           (ii)     The restrictions applicable to any
                                    Restricted Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested.

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                       Univest Corporation of Pennsylvania
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                        (iii)    The value of all outstanding Stock Options,
                                 Stock Appreciation Rights and Restricted Stock awards shall, unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the "Change in Control Price" as defined in Section 9(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

                        (iv) Any outstanding Long Term Performance Awards shall be vested and paid out based on the prorated target results for the Performance Periods in question, unless the Committee provides at or after grant and prior to the Change in Control event, for a different payment.

         (b)      Definition of "Change in Control". For purposes of
                  Section 9(a), a "Change in Control" means the happening of any of the following:

                  (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, (other than the Corporation or a Subsidiary or any Corporation employee benefit plan (including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Corporation representing 20 percent or more of the combined voting power of the Corporation's then outstanding securities without the consent of a majority of the Board;

                  (ii) The occurrence of any transactions or event relating to the Corporation required to be described pursuant to the requirements of Item 5(f) of Schedule 13A of the Exchange Act;

                  (iii) When, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board of Directors of the Corporation cease for any reason other than death to constitute at least a two-thirds majority thereof, provided, however,

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                       Univest Corporation of Pennsylvania
                      Univest 1993 Long-Term Incentive Plan
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                           that a director who was not a director at the
                           beginning of such period shall be deemed to have satisfied the two-year requirement if such director was elected by, or on the recommendation of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this Section 9(b)(iii); or

                  (iv) The occurrence of a transaction requiring stockholder approval for the acquisition of the Corporation by an entity other than the Corporation through purchase of assets, or by merger, or otherwise.

         (c)      Definition of Potential Change in Control. For purposes of
                  Section 9(a), a "Potential Change in Control" means the happening of any one of the following:

                  (i) The entering into an agreement by the Corporation, the consummation of which would result in a Change in Control of the Corporation as defined in Section 9(b); or

                  (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group other than the Corporation or any Corporation employee benefit plan (including any trustee of such plan acting as such trustee) of securities of the Corporation representing five percent or more of the combined voting power of the Corporation's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Corporation has occurred for the purposes of this Plan.

         (d) Change in Control Price. For purposes of this Section 9, "Change in Control Price" means, as of any given date, the highest sales price per share paid in any transaction reported by the New York Stock Exchange (consolidated trading), or paid or offered in any bona fide transaction related to a potential or actual change in control of the Corporation at any time during the preceding sixty day period as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date

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                       Univest Corporation of Pennsylvania
                      Univest 1993 Long-Term Incentive Plan
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                  on which the Committee decides to cash out such options
                  or SARs.

         (e) Compliance with Section 280G. No payment shall be made under this Section 9 which, when aggregated with other payments made to the employee, would, as determined by such person(s) as the Committee shall irrevocably designate at or prior to a Change in Control or Potential Change in Control, result in an excess parachute payment for which the Corporation would not receive a Federal income tax deduction by reason of Section 280G of the Code.

SECTION 10. Amendments and Termination

         The Board may amend, alter, or discontinue the Plan at any time and from time to time, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant with respect to a Stock Option, Stock Appreciation Right, Restricted Stock or Long Term Performance Award which has been granted under the Plan, without the optionee's or participant's consent, or which, without the approval of the Corporation's stockholders, would:

         (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

         (b) decrease the option price of (i) any Stock Option to less than 100% of the Fair Market Value on the date of grant, or (ii) change the pricing terms of Section 9(a); or

         (c) change the employees or class of employees eligible to participate in the Plan, or

         (d) extend the maximum option period under Section 5(b) of the Plan

         The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher option prices.

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                       Univest Corporation of Pennsylvania
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         Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable tax laws and accounting rules, as well as other developments.

SECTION 11. Unfunded Status of Plan

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Corporation, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 12. General Provisions

         (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Corporation in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

                  All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Exchange Act, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such

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                       Univest Corporation of Pennsylvania
                      Univest 1993 Long-Term Incentive Plan
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                  arrangements may be either generally applicable or
                  applicable only in specific cases.

         (c) The adoption of the Plan shall not confer upon any employee of the Corporation any right to continued employment with the Corporation, as the case may be, nor shall it interfere in any way with the right of the Corporation to terminate the employment of any of its employees at any time.

         (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

         (e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the participant shall be required to offer to the Corporation any shares that the participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee specify at the time of grant.

         (f) The reinvestment of dividends in additional Restricted Stock (or in other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

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         (g)      The Committee shall establish such procedures as it deems
                  appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

         (h) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

SECTION 13. Effective Date of Plan

         The Plan shall be effective on the date it is approved by a vote of the holders of a majority of the total outstanding Stock.

SECTION 14. Term of Plan

         No Stock Option, Stock Appreciation Right, Restricted Stock or Long Term Performance Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards granted prior to such tenth anniversary may extend beyond that date.

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






                   AMENDMENT NUMBER ONE TO UNIVEST CORPORATION
                  OF PENNSYLVANIA 1993 LONG-TERM INCENTIVE PLAN


         The Univest Corporation of Pennsylvania 1993 Long-Term Incentive Plan shall be amended as follows, effective upon approval of the shareholders of Univest Corporation of Pennsylvania:

         1. Section 3(a) is hereby amended by deleting 78,425 and inserting 250,000, and deleting 39,212 and inserting 125,000.

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